EXHIBIT 11

                                                     For the Three Months Ended
                                                             October 31
                                                             ----------
                                                          2000          1999
                                                      -----------   -----------
Shares outstanding                                      6,077,068     4,552,242
                                                      -----------    ----------

Weighted average shares outstanding                     6,007,158     4,451,372
Stock Options                                           1,412,675     1,452,500
Warrants                                                1,797,500     1,798,125
                                                      -----------    ----------
   Total weighted average shares outstanding            9,217,333     7,701,997
                                                      ===========    ==========

Net income (loss) before cumulative
   change in accounting principle                     $  (440,270)   $   80,925

Cumulative effect of change
   in accounting principle                                     --        79,896
                                                      -----------    ----------

Net income (loss)                                     $  (440,270)   $  160,821
                                                      ===========    ==========

Basic Net Earnings (Loss) per share
  Net income (loss) per common share before
    change in accounting principle                     $    (0.07)   $     0.02
  Cumulative effect of change
    in accounting principle                                    --          0.02
                                                      -----------    ----------

  Net income (loss) per common share                  $     (0.07)   $     0.04
                                                      ===========    ==========
Diluted Net Earnings (Loss) per share
   Net income (loss) per common share before change   $     (0.07)   $     0.01
       in accounting principal
   Cumulative effect of change
       in accounting principle                                 --          0.01
                                                      -----------    ----------
   Net income (loss) per common share                 $     (0.07)   $     0.02
                                                      ===========    ==========